BARCLAYS CAPITAL



Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-169119
October 5 2011

BARCLAYS ETN+ LEVERAGED AND INVERSE EXCHANGE TRADED NOTES

Barclays ETN+ Notes are senior, unsecured debt securities issued by Barclays Bank PLC that are designed to provide investors with a way to access leveraged returns based on the performance or inverse performance of market benchmarks or strategies. On November 17, 2009 (the "Inception Date"), Barclays launched four ETN+ Notes that are designed to provide investors with exposure to leveraged returns based on the performance or inverse performance of the S&P 500® Total Return Index. The primary features of the Barclays ETN+ Notes are a leveraged return, a fixed maturity date, a stop-loss mechanic resulting in automatic early redemption, and an optional redemption feature for holders.

Performance Update – as of 9/30/2011

Ticker	Initial Leverage	CINV as of 9/30/2011	Latest Participation as of 9/30/2011	Performance Since Inception	Performance YTD
BXUB	3	57.07	2.78	14.14%	-21.57%
BXUC	2	109.96	1.92	9.96%	-15.86%
BXDB	-1	93.12	1.14	-6.88%	11.45%
BXDC	-2	57.86	2.44	-13.21%	28.75%

Index	Initial Index Level	Index Level as of 9/30/2011		Performance Since Inception	Performance YTD
S&P 500® Total Return Index	1825.18	1930.79	-	5.79%	-8.68%


Historical Performance
180%
160%
140%
120%
100%
80%
60%
40%
20%
18-Nov-09
18-Jan-10
18-Mar-10
18-May-10
18-Jul-10
18-Sep-10
18-Nov-10
18-Jan-11
18-Mar-11
18-May-11
18-Jul-11
18-Sep-11
BXUB
BXUC
S&P 500® Total Return Index
BXDB
BXDC

Source: Bloomberg, as of September 30, 2011

Historical returns and index levels are for illustrative purposes only and do not constitute a guaranteed return or performance. Any Index performance calculation derived from the level above does not reflect any financing rate, transaction costs or expenses. Because your notes are subject to fees and financing charges, the return on the notes will always be lower than the total return on a direct investment in the equities that underlie the Index. Indexes are unmanaged and one cannot directly invest in an Index. Past performance is not indicative of future returns or results.

1

BARCLAYS ETN+ LONG NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details*	
Ticker	BXUB
IIV Ticker	BXUB.IV
Closing Note Value	BXUBRD.NV
Participation	BXUBPT.NV[5]
Financing Level	BXUBFL.NV
Long Index Amount	BXUBIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H674
Financing Rate	T-Bills[2] +0.75%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$50
Index	S&P 500® Total Return Index
Stop Loss	$10[3]
Issuer Details	
Barclays Bank PLC long-term, unsecured obligations**	
S&P Rating	AA-
Moody's Rating	Aa3
Key Features of BXUB as of 9/30/11* **	
Participation	2.78
Index Level at Inception	1,825.18
Long Index Amount	$158.68
Closing Note Value	$57.07
Financing Level	$101.61

* See "Selected Risk Considerations" and disclaimer for more information.

**The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

*** For further information regarding these key features, please see "The Basics of Participation" on page 6.

BXUB PERFORMANCE UPDATE

Overview

Barclays ETN+ Long B Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the S&P 500® Total Return Index (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC.

S&P 500® Total Return Index

The S&P 500® Index is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index as well as the reinvestment of the dividend income[4] from its underlying stocks.

S&P 500® Total Return Index vs. BXUB Historical Performance
November 17, 2009–September 30, 2011


BXUB
S&P 500® Total Return Index
Historical Performance
180%
160%
140%
120%
100%
80%
60%
18-Nov-09
18-Jan-10
18-Mar-10
18-May-10
18-Jul-10
18-Sep-10
18-Nov-10
18-Jan-11
18-Mar-11
18-May-11
18-Jul-11
18-Sep-11

Sources: Bloomberg 11/17/2009–09/30/2011 (based on daily Index levels)

Historical returns and index levels are for illustrative purposes only and do not constitute a guaranteed return or performance. Any Index performance calculation derived from the level above does not reflect any financing rate, transaction costs or expenses. Because your notes are subject to fees and financing charges, the return on the notes will always be lower than the total return on a direct investment in the equities that underlie the Index. Indexes are unmanaged and one cannot directly invest in an Index. Past performance is not indicative of future returns or results.

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

2

BARCLAYS ETN+ LONG NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details*	
Ticker	BXUC
IIV Ticker	BXUC.IV
Closing Note Value	BXUCRD.NV
Participation	BXUCPT.NV[5]
Financing Level	BXUCFL.NV
Long Index Amount	BXUCIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H666
Financing Rate	T-Bills[2] +0.75%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$100
Index	S&P 500® Total Return Index
Stop Loss	$10[3]
Issuer Details	
Barclays Bank PLC long-term, unsecured obligations**	
S&P Rating	AA-
Moody's Rating	Aa3
Key Features of BXUC as of 9/30/11***	
Participation	1.92
Index Level at Inception	1,825.18
Long Index Amount	$211.57
Closing Note Value	$109.96
Financing Level	$101.61

* See "Selected Risk Considerations" and disclaimer for more information.

**The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

*** For further information regarding these key features, please see "The Basics of Participation" on page 6.

BXUC PERFORMANCE UPDATE

Overview

Barclays ETN+ Long C Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the S&P 500® Total Return Index (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC.

S&P 500® Total Return Index

The S&P 500® Index is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index as well as the reinvestment of the dividend income[4] from its underlying stocks.

S&P 500® Total Return Index vs. BXUC Historical Performance
November 17, 2009–September 30, 2011



BXUC
S&P 500® Total Return Index
Historical Performance
160%
140%
120%
100%
80%
60%
18-Nov-09
18-Jan-10
18-Mar-10
18-May-10
18-Jul-10
18-Sep-10
18-Nov-10
18-Jan-11
18-Mar-11
18-May-11
18-Jul-11
18-Sep-11

Sources: Bloomberg 11/17/2009–09/30/2011 (based on daily Index levels)

Historical returns and index levels are for illustrative purposes only and do not constitute a guaranteed return or performance. Any Index performance calculation derived from the level above does not reflect any financing rate, transaction costs or expenses. Because your notes are subject to fees and financing charges, the return on the notes will always be lower than the total return on a direct investment in the equities that underlie the Index. Indexes are unmanaged and one cannot directly invest in an Index. Past performance is not indicative of future returns or results.

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

3

BARCLAYS ETN+ SHORT NOTES LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details*	
Ticker	BXDB
IIV Ticker	BXDB.IV
Closing Note Value	BXDBRD.NV
Participation	BXDBPT.NV[5]
T-Bill Amount	BXDBTB.NV
Short Index Amount	BXDBIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H658
Interest Rate	T-Bill[2] -0.40%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$100
Index	S&P 500® Total Return Index
Stop Loss	$10[3]
Issuer Details	
Barclays Bank PLC long-term, unsecured obligations**	
S&P Rating	AA-
Moody's Rating	Aa3
Key Features of BXDB as of 9/30/11***	
Participation	1.14
Index Level at Inception	1,825.18
Short Index Amount	$105.79
Closing Note Value	$93.12
T-Bill Level	$198.91

* See "Selected Risk Considerations" and disclaimer for more information.

**The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

*** For further information regarding these key features, please see "The Basics of Participation" on page 6.

BXDB PERFORMANCE UPDATE

Overview

Barclays ETN+ Short B Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return Index (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500® Total Return Index

The S&P 500® Index is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index as well as the reinvestment of the dividend income[4] from its underlying stocks.



S&P 500® Total Return Index vs. BXDB Historical Performance
November 17, 2009–September 30, 2011
BXDB
S&P 500® Total Return Index
Historical Performance
140%
120%
100%
80%
60%
18-Nov-09
18-Jan-10
18-Mar-10
18-May-10
18-Jul-10
18-Sep-10
18-Nov-10
18-Jan-11
18-Mar-11
18-May-11
18-Jul-11
18-Sep-11

Sources: Bloomberg 11/17/2009–09/30/2011 (based on daily Index levels)

Historical returns and index levels are for illustrative purposes only and do not constitute a guaranteed return or performance. Any Index performance calculation derived from the level above does not reflect any financing rate, transaction costs or expenses. Because your notes are subject to fees and financing charges, the return on the notes will always be lower than the total return on a direct investment in the equities that underlie the Index. Indexes are unmanaged and one cannot directly invest in an Index. Past performance is not indicative of future returns or results.

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

4

BARCLAYS ETN+ SHORT NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details*	
Ticker	BXDC
IIV Ticker	BXDC.IV
Closing Note Value	BXDCRD.NV
Participation	BXDCPT.NV[5]
T-Bill Amount	BXDCTB.NV
Short Index Amount	BXDCIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H641
Interest Rate	T-Bill[2] -0.40%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$66.67
Index	S&P 500® Total Return Index
Stop Loss	$10[3]
Issuer Details	
Barclays Bank PLC long-term, unsecured obligations**	
S&P Rating	AA-
Moody's Rating	Aa3
Key Features of BXDC as of 9/30/11* **	
Participation	2.44
Index Level at Inception	1,825.18
Short Index Amount	$141.06
Closing Note Value	$57.86
T-Bill Level	$198.92

* See "Selected Risk Considerations" and disclaimer for more information.

**The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

***For further information regarding these key features, please see "The Basics of Participation" on page 6.

BXDC PERFORMANCE UPDATE

Overview

Barclays ETN+ Short C Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return Index (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500® Total Return Index

The S&P 500® Index is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index as well as the reinvestment of the dividend income[4] from its underlying stocks.


S&P 500® Total Return Index vs. BXDC Historical Performance
November 17, 2009–September 30, 2011
BXDC
S&P 500® Total Return Index
Historical Performance
160%
140%
120%
100%
80%
60%
18-Nov-09
18-Jan-10
18-Mar-10
18-May-10
18-Jul-10
18-Sep-10
18-Nov-10
18-Jan-11
18-Mar-11
18-May-11
18-Jul-11
18-Sep-11

Sources: Bloomberg 11/17/2009–09/30/2011 (based on daily Index levels)

Historical returns and index levels are for illustrative purposes only and do not constitute a guaranteed return or performance. Any Index performance calculation derived from the level above does not reflect any financing rate, transaction costs or expenses. Because your notes are subject to fees and financing charges, the return on the notes will always be lower than the total return on a direct investment in the equities that underlie the Index. Indexes are unmanaged and one cannot directly invest in an Index. Past performance is not indicative of future returns or results.

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

5

BARCLAYS ETN+ NOTES LINKED TO THE S&P 500®TO TAL RETURN INDEX THE BASICS OF LONG PARTICIPATION: Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs. In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV. Participation formula for iPath Long Leveraged ETNs: Participation = intraday long index amount / IINV The participation is expected to increase with negative Index performance and is expected to decrease with positive Index performance. THE BASICS OF INVERSE PARTICIPATION: Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (IINV) of the iPath Short Leveraged ETNs. In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV. Participation formula for iPath Short Leveraged ETNs: Participation = intraday short index amount / IINV The participation is expected to increase with positive Index performance and is expected to decrease with negative Index performance. IM PORTANT INFORMATION: Selected Risk Considerations An investment in Barclays ETN+ Notes (the “Notes”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You may lose some or all of your principal: The Notes are exposed to any decline in the level of the Index caused by any daily decrease in the level of the Index. Additionally, if the level of the Index is insufficient to offset the negative effect of the daily financing charge and daily investing fee, you will lose some or all of your investment at maturity or upon redemption, even if the value of the Index has increased. The Notes are riskier than ordinary unsecured debt securities and have no principal protection. Market and Volatility Risk: The market value of the securities may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your Notes in the secondary market. Factors that may influence the market value of the Notes include prevailing market prices of the U.S. stock markets, the equity securities included in the Index, and prevailing market prices of options on the Index or any other financial instruments related to the Index; supply and demand for the Notes, including inventory positions with Barclays Capital Inc. or any market maker; the time remaining to the maturity of the Notes; interest rates; or economic, financial, political, regulatory, geographical or judicial events that affect the level of the underlying Index or other financial instruments related to the Index. These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor. Your Payment at Maturity or Upon Redemption Will Be Significantly Reduced by the Accrued Financing Charges, Regardless of the Performance of the Index: Your payment at maturity or upon redemption will be significantly reduced by the financing level, which includes accrued financing charges. The accrued financing charges are compounded daily and will increase at a prescribed rate throughout the term of the Notes, regardless of the performance of the Index. As such, the level of the Index must increase significantly in order to offset the substantial accrued financing charges. If the level of the Index does not increase sufficiently, in the case of the ETN+ Long Notes, or decline significantly, in the case of the ETN+ Short Notes, your return at maturity or upon redemption may be less than that of a comparable investment in unleveraged securities with lower fees and may also be less than the principal amount of your investment in the Notes. Past Performance Is Not Indicative of Future Results: It is impossible to predict whether any index underlying your Notes will rise or fall. The actual performance of the index underlying your Notes or any index component over the term of the respective series of the Notes, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical levels of comparable indices, which in most cases have been highly volatile. Historical results are not indicative of future performance of the Index, the ETN+ Notes or any related investment. Neither Barclays Bank PLC nor Barclays Capital Inc. makes any representation, assurances or guarantees that an investment in a Barclays ETN+ Note will achieve returns consistent with historical results Credit of Barclays Bank PLC: The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Notes, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the Notes prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes. Leverage Risk: Because an investment in the Notes is leveraged, changes in the level of the Index will have a greater impact on the payout on the Notes than on a payout on securities that are not so leveraged. For the ETN+ Long Notes, any decrease in the level of the Index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the Notes substantially greater than an investor would if the Notes did not contain a leverage component. For the ETN+ Short Notes, any increase in the level of the Index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the Notes substantially greater than an investor would if the Notes did not contain a leverage component. A trading market for the Notes may not develop: Although the Notes are listed on NYSE Arca, a trading market for the Notes may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Notes, although they are not required to and may stop at any time. We are not required to maintain any listing of the Notes on NYSE Arca or any other exchange. Therefore, the liquidity of the Notes may be limited. No interest payments from the Notes:Y ou will not receive any interest payments on the Notes. Restrictions on the Minimum Number of Notes and Date Restrictions for Redemptions: You must redeem at least 25,000 Notes at one time in order to exercise your right to redeem your Notes on an optional redemption date. You may only redeem your Notes on an optional redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Additionally, if a stop loss termination event occurs after we receive your notice of redemption but prior to the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and we will automatically redeem your Notes on the stop loss redemption date at an amount equal to the stop loss redemption value.

Automatic Redemption: If, on any index business day prior to or on the final valuation date, the intraday indicative note value of the Notes becomes less than or equal to $10.00 per Security, a stop loss termination event will be deemed to have occurred and your Notes will be automatically redeemed in an amount equal to the stop loss redemption value. As a result of the leverage component of the Notes, a stop loss termination event may occur following a change in the level of the Index that is significantly less than the change that would trigger a stop loss termination event if there were no leverage component. Uncertain tax treatment: Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, pricing supplement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019. The Notes may be sold during regular trading hours on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Notes. Notes in the secondary market may result in significant losses. “Standard & Poor’s®”, “S&P®”, “S&P 500®” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes. © 2011, Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE P0216—csNy373832W v16 october 20117